UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 18, 2022

SM Energy Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3200		80203
Denver, Colorado		(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 21, 2022, SM Energy Company (“Company”) announced that Lehman E. Newton, III, its Senior Vice President – Operations, has advised its Board of Directors of his intention to resign from his current position effective January 1, 2023. Mr. Newton will remain with the Company following his resignation and serve as Senior Operations Advisor until July 1, 2023, at which time he will retire from all employment with the Company (“Separation Date”).
In connection with Mr. Newton’s resignation, Mr. Newton and the Company entered into a Non-Competition and Non-Solicitation Agreement on December 18, 2022 (“Non-Competition Agreement”), pursuant to which, among other customary agreements, Mr. Newton covenants not to compete with the Company’s business and not to solicit the Company’s employees for a period of two years following the Separation Date. Subject to Mr. Newton’s continued compliance with such covenants, the Company will pay Mr. Newton an aggregate of $800,000 in two equal annual cash installments of $400,000 on the first and second anniversaries of the Separation Date. The foregoing description of the Non-Competition Agreement is qualified in its entirety by reference to the full text of the Non-Competition Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference.
In addition, under the Non-Competition Agreement, Mr. Newton will remain eligible to receive a cash bonus under the Company’s Cash Bonus Plan, as amended and restated as of February 1, 2014 (“STIP”), for the year ended December 31, 2022. The cash bonus will be determined by the Compensation Committee, based on Mr. Newton’s individual performance and Company performance as measured against the pre-established metrics applicable to all employees under the STIP, and will be paid at the same time as cash bonuses are paid to all other Company employees, on or before March 31, 2023.
Mr. Newton and the Company also entered into a new Change of Control Severance Agreement on December 18, 2022, to be effective January 1, 2023 (“Change of Control Agreement”), pursuant to which Mr. Newton would receive certain payments and benefits upon his termination in connection with or within one year following a change of control of the Company, including a lump sum payment equal to the sum of (i) one times his then current base salary, (ii) his then current target bonus, pro-rated for the portion of the year in which the termination occurs and (iii) twelve times the Company’s then current monthly contribution for medical, dental, and vision insurance on behalf of him and his family. The foregoing description of the Change of Control Agreement is qualified in its entirety by reference to the full text of the Change of Control Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated into this Item 5.02 by reference.
Item 7.01    Regulation FD Disclosure.
In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
On December 21, 2022, the Company issued a press release announcing the organizational changes referenced herein. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Non-Competition and Non-Solicitation Agreement dated December 18, 2022 between Lehman E. Newton, III and SM Energy Company
10.2	Change of Control Severance Agreement dated December 18, 2022 between Lehman E. Newton, III and SM Energy Company
99.1	Press release of SM Energy Company dated December 21, 2022, entitled “SM Energy Announces Officer Retirements and New Appointments”
104	Cover Page Interactive Data File (formatted as Inline XBRL and included as Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM ENERGY COMPANY

Date:	December 21, 2022	By:	/s/ ANDREW T. FISKE
Andrew T. Fiske
Deputy General Counsel and Corporate Secretary